Exhibit 99.1

Neutron Enterprises Inc “Neutron” (OTCBB: NTRN)

Company Fact Sheet

February 2007

COMPANY FACT SHEET

1.             WHAT IS NEUTRON ENTERPRISES?

•                  Neutron Enterprises has been positioned to become a global provider of web-based, interactive consumer entertainment and business simulation products.

•                  Through its acquisition of Atlanta-based Stock-Trak Inc., Neutron currently serves the corporate and educational markets with over 800 U.S.-based colleges and universities around the world comprising nearly 150,000 students per year.

•                  Wall Street Survivor will be Neutron’s first consumer-based skill game whose site is underpinned by a robust social networking platform. Neutron believes it will be  a first-to-market, real-time, online portal for fantasy stock market simulation in which players compete for significant cash and non-cash prizes based on their stock selecting prowess.

•                  Neutron expects to generate revenue through licensing fees, advertising sales and fees for contest participation. It currently generates education-related revenue through student enrollment fees and advertising via Stock-Trak’s network of sites.

•                  The first contest will allow participants to create a virtual portfolio of equities whose value is reflected in real time against actual market pricing. Follow-on contests will feature the addition of other securities such as bonds, options and mutual funds.

•                  Players will compete against each other in a multiplayer environment, with the winners decided by the best overall portfolio performance or most points accumulated for daily and weekly participation.

•                  Initially, Wall Street Survivor will feature a series of non-entry fee based contests with smaller prize pools but intends to ultimately run monthly grand prize tournaments offering winners in a substantial monthly prize pool.

•                  Neutron Media, a division of Neutron Enterprises, is a full service marketing firm that operates an advertising-based network of outdoor multimedia LED display screens. Neutron Media leverages strategic partner relationships with organizers of high-profile events to offer advertisers branding opportunities via permanent or event-driven installations. In virtue of this capability, Neutron Media will serve as the “in-house” advertising sales arm through which web-based ad sponsorships will be sold on the Wall Street Survivor and Stock-Trak websites.

2.             How Does Neutron Drive Value?

Neutron has multiple revenue streams:

a)                      Educational Simulations

•                  Revenue derived from student enrollment fees and advertising

•                  Targeted customers are high schools, colleges and universities

•                  Currently serves 800+ college and university professors and over 50,000 students yearly

•                  Currently serves over 100,000 high school students yearly

b)                                      Corporate/Private Label Simulations

•                  Up-front, basic license fee with a “per user” fee based on number of participants

•                  Targeted customers include newspapers, banks, brokerages and other Fortune 5000 companies

•                  Current customers include Barron’s, Scotiabank

c)                                      Consumer/Contest Simulations (Wall Street Survivor)

•                  Contest entry fees

•                  Advertising fees from various businesses and financial institutions on the Wall Street  Survivor & Stock-Trak websites

•                  Partnerships and sponsorships

•                  Sale of data from each unique customer profile.

•                  Addressable market includes active traders, stock brokers, day traders, employees within the financial services sector, students, owners of individual and corporate retirement plans, investors at large and anyone with a general interest in the stock market.

d)                                      Event Marketing Media Group

•                              Advertising revenue derived from events such as the L.A. County Fair, The McDonald’s Air and Sea show, Detroit International Auto Show as well as marketed events in New York’s Time Square through its affiliation with CBS’s big screen media division.

3.                                      When Will Neutron Make Wall Street Survivor Available For The Public?

It is expected that the company will launch its Wall Street Survivor challenge in the second quarter of 2007. In connection with the launch, Neutron expects to commence a highly targeted marketing campaign to cost-effectively acquire participants, including current Stock-Trak customers.

4.             Management Team

Rory Olson Chairman & CEO of Neutron Enterprises

Mr. Olson is a highly accomplished entrepreneur and public company executive, with a proven track record of having founded, restructured and operated various companies from start-up stage to mature public company.

Mr. Olson was recently the Chief Operating Officer of privately held Airborne Entertainment, where in addition to making an investment, he was responsible for the day-to-day operations of the mobile content publisher.  During his tenure, the market capitalization increased from $25 million in 2004 to $100 million when it was sold in July 2005.

In 1998, as Chief Operating Officer of IMPACT Immedia, he oversaw a merger of Bell Canada’s electronic commerce division into IMPACT, which saw the creation of BCE Emergis, a company whose revenue grew from $35 million to $500 million and whose market capitalization grew from $200 million to $18 billion over a 3 year period.

Mr. Olson engineered the purchase of the internet payment gateway division of BCE Emergis, a leading provider of e-commerce solutions. He subsequently rolled it into a public company which was re-organized and renamed Surefire Commerce, where he became the Chief Executive Officer from 1999 to 2002.  During that time, Surefire became a leading provider of payment processing solutions for both the internet gaming and online shopping verticals.

Mark T. Brookshire, President Stock-Trak  (wholly owned subsidiary of Neutron Enterprises)

Mr. Brookshire is the creator and founder of Stock-Trak, Inc., a provider of global stock market simulations.  Originally conceived in 1990 as an educational tool for college students taking business and finance classes, Stock-Trak transitioned to the web in the mid 1990s and quickly grew into a white label solution for corporate and educational organizations interested in offering stock market simulations to their customers.  Stock-Trak now runs 45+ stock simulations sites branded for its clients.

As an innovator, Mr. Brookshire led the continuous development of the original Stock-Trak site from its initial offerings of just stock and mutual funds to its current site that includes options, futures, bonds and 25 exchanges around the world.

Prior to founding Stock-Trak, Inc., Mr. Brookshire was a consultant at Deloitte & Touche in its Emerging Business Services group.  Mr. Brookshire earned a master’s degree in management from Georgia Tech and also passed the CPA exam.

Mitchell Rosen, CA, Executive Vice President

Mr. Rosen is a highly accomplished senior executive who comes to Neutron Enterprises with a track record of having built and managed several different businesses. He is a chartered accountant by education and training who has integrated this solid background with a strong entrepreneurial drive.

In 1989 Mr. Rosen acquired an interest in Dominion Metal & Refining Works Ltd., a Quebec-based metal processing company with revenues of approximately $40 million. He started in the CFO capacity but quickly assumed the role of Chief Operating Officer and grew the company organically and through acquisition from a single location in Quebec to seven processing plants and seven trading offices throughout North America, with revenues in excess of $400 million at time of sale in 2000.

In 2002 Mr. Rosen joined Triple M Metal, Canada’s largest metal processor. As director of their non ferrous metal division, he succeeded in significantly growing their sales and profitability in just over two years. He also conceived of and developed Canada’s newest and most sophisticated secondary aluminum smelter.

Mr. Rosen has extensive experience with mergers and acquisitions and has acted as an advisor in a number of transactions, including the sale of Alcan Aluminum’s Guelph and Shelbyville smelters.

Mark Wolinsky, Chief Operating Officer

Mr. Wolinsky is an experienced senior executive who comes to Neutron Enterprises with extensive business development, operations and transaction experience.

Before joining Neutron, Mr. Wolinsky was the principal of the Maximus Group, a business strategy consultancy focused on early stage and mid-market technology and telecommunications companies.

Prior to this, Mr. Wolinsky was the founder and Co-CEO of one of Canada’s leading wireless Internet firms, Spotnik Mobile. In this capacity, he guided the company from inception to becoming one the largest service providers of its kind in Canada. Mr. Wolinsky subsequently directed the sale of the company to Telus Corp, Canada’s second largest telecommunications company.

Prior to his tour at Spotnik, Mr. Wolinsky was a senior consultant in the strategic advisory group at the Boston-based international consulting firm Adventis Corp., where he managed engagements focused on evaluating and commercializing new market and business opportunities, as well as turn-around strategy and execution efforts for Fortune 500 companies.

All statements contained herein other than statements of historical facts are forward-looking statements which contain our current expectations about our future results. Forward-looking statements involve numerous risks and uncertainties. We have attempted to identify any forward-looking statements by using words such as “anticipates,” “believes,” “could,” “expects,” “intends,” “may,” “should” and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company’s actual results, events or financial positions to differ materially from those included within the forward-looking statements. Such factors include, but are not limited to, the availability of capital resources, our ability to execute our business plan, our ability to attract and retain customers and qualified personnel, customer acceptance and satisfaction with our event marketing services and proposed stock market simulation contest, changes in applicable regulatory actions, changes in the securities or capital markets, statements of assumption underlying any of the foregoing, and other factors disclosed in our quarterly report on Form 10-Q for the period ended September 30, 2006 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date hereof.